UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2012

Advance America, Cash Advance Centers, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of Principal Executive Offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 20, 2012, Advance America, Cash Advance Centers, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at its corporate headquarters at 135 N. Church Street, Spartanburg, South Carolina. The issued and outstanding shares of stock entitled to vote at the Special Meeting consisted of 62,657,274 shares of the Company’s common stock.  At the Special Meeting, the Company’s stockholders approved and adopted the previously announced Agreement and Plan of Merger, dated as of February 15, 2012, by and among Eagle U.S. Sub, Inc., a Delaware corporation (“Parent”), Eagle U.S. Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and the Company, providing for Merger Sub to be merged with and into the Company with the Company continuing as the surviving corporation and wholly-owned subsidiary of Parent (the “Merger Agreement”).

The approval of the proposal to adopt the Merger Agreement (“Proposal 1”) required the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock outstanding as of the close of business on March 22, 2012, the record date for the Special Meeting. The approval of the non-binding, advisory proposal on merger-related executive compensation (“Proposal 2”) required the affirmative vote of the holders of a majority of the Company’s common stock present in person or represented by proxy and entitled to vote on the proposal, whether or not a quorum was present, and was not a condition to the completion of the Merger. The approval of the proposal to adjourn the Special Meeting to solicit additional proxies, if needed (“Proposal 3”) required the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the proposal, whether or not a quorum was present.

The voting results of the Special Meeting are as follows:

Proposal 1:

Votes For	Votes Against	Abstentions	Broker Non- Votes
47,720,833	124,166	31,823	0

Proposal 2:

Votes For	Votes Against	Abstentions	Broker Non- Votes
22,923,901	24,422,108	530,813	0

Proposal 3:

Votes For	Votes Against	Abstentions	Broker Non- Votes
44,732,946	3,073,800	70,076	0

Item 8.01. Other Events.

On April 20, 2012, the Company issued a press release announcing the results of the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide the Company’s current expectations, beliefs, or forecasts of future events.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  They use words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.  Such differences may result from a variety of factors, including but not limited to: (i) the occurrence of any event or other circumstance that could lead to the termination of the Merger Agreement; (ii) the inability to consummate the Merger due to the failure to obtain the Stockholder Approval; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the Merger on the Company’s operating results and business generally; and (v) the need to obtain certain consents and approvals and satisfy certain conditions to closing the transactions.  More information about the Company and other risks related to the Company are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.  The Company does not have any intention, and does not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated April 20, 2012 of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 20, 2012

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
President and Chief Executive Officer

Exhibit
Number	Description

99.1	Press Release dated April 20, 2012 of Advance America, Cash Advance Centers, Inc.